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                                                                    Exhibit 99.1

                                 (HALOZYME LOGO)


HALOZYME CONTACT                              INVESTOR RELATIONS CONTACTS
David A. Ramsay                               Ina McGuinness / Bruce Voss
Chief Financial Officer                       Lippert/Heilshorn & Associates
(858) 794-8889                                (310) 691-7100
dramsay@halozyme.com                          imcguinness@lhai.com

                                              MEDIA CONTACTS
                                              Kathy Sweeney / Joleen Schultz
                                              Mentus
                                              858-455-5500, x230/x215
                                              kwitz@mentus.com
                                              jschultz@mentus.com


                 HALOZYME THERAPEUTICS FILES NDA FOR ENHANZE SC

SAN DIEGO, MARCH 28, 2005 - Halozyme Therapeutics, Inc. (AMEX: HTI), a development stage biopharmaceutical company developing and commercializing recombinant human enzymes, today announced it has filed a New Drug Application
(NDA) for Enhanze SC(TM), the first product in Halozyme's Enhanze(TM)
Technology portfolio. Enhanze SC is a local formulation of recombinant human hyaluronidase being developed as a "spreading agent" to enhance the drug delivery of local anesthesia, contrast agents, and for subcutaneous fluid replacement (also called hypodermoclysis). On March 3, 2005, Halozyme received confirmation from the Food and Drug Administration (FDA) that Enhanze SC will be designated a New Chemical Entity.

"We at Halozyme are proud to have met our stated goal of filing an NDA in the first quarter of 2005 for Enhanze SC, an important product in our pipeline," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "Filing a first NDA is a major milestone for any company, but filing one merely 21 months after vector construction, as Halozyme has achieved, is quite rare. It is a testament to the efficiency of our development strategy and extraordinary efforts of our team."

Halozyme's hyaluronidase (rHuPH20) is a recombinant form of the naturally occurring human enzyme and is being investigated for its ability to break down hyaluronic acid (HA), the space-filling "gel"-like substance that is a major component of tissues throughout the body. Hyaluronidase that is injected in the skin or in the muscle can temporarily digest the HA gel to enhance the penetration and diffusion of other injected drugs or fluids.

In August 2004, Halozyme signed an exclusive agreement with Baxter Healthcare Corporation for Baxter to market, distribute, and sell Enhanze SC for certain indications in the United States and Puerto Rico upon approval of the therapeutic by the FDA. Upon approval, Baxter and Halozyme will be equal partners in the commercialization of the product. In February 2005, Halozyme signed a commercial manufacturing supply agreement with Avid Bioservices to manufacture the recombinant human enzyme under current good manufacturing practice (cGMP).
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ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's portfolio of products under development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme's recombinant human enzymes may replace current animal slaughterhouse-derived enzymes that carry potential risks of animal pathogen transmission and immunogenicity. The versatility of the first enzyme, rHuPH20, enables Halozyme to develop the product as a medical device, drug enhancement agent, and therapeutic biologic.

SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's products under development, the timing of expected regulatory filings, the regulatory approval of products under development and product launch dates) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

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